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                                   EXHIBIT 8
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                               CUSTODY AGREEMENT
                                    BETWEEN
                               SENTRY FUND, INC.
                                      AND
                                 CITIBANK, N.A.

        AGREEMENT dated as of May 1, 1989 between Citibank, N.A., a national banking association, having an office at 111 Wall Street, New York, New York (the "Bank"), and Sentry Fund, Inc., a corporation organized under the laws of the State of Maryland, having an office at 1800 North Point Drive, Stevens Point, Wisconsin (the "Company").

                                  WITNESSETH:

        THAT WHEREAS, the Board of Directors of the Company has duly adopted resolutions which, in part, authorize the Company to open and maintain a custody account (the "Custody Account") with the Bank to hold certain property ("Property") including but not limited to stock, bonds, or other securities ("Securities"), funds and other property owned or held by the Company, other than gold and silver coins, and authorize the Company's entry into this Agreement;

        NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter set forth, the parties hereby agree as follows:

        1. APPOINTMENT AND ACCEPTANCE.

        The Company hereby appoints the Bank as custodial of the Property, and the Bank agrees to act as such upon the terms and conditions hereinafter provided.
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         2. DELIVERY; SAFEKEEPING.
         The Company has heretofore delivered or will deliver Property to the Bank, and will deliver or cause to be delivered to the Bank Property hereafter acquired, which Property the Bank agrees to keep safely as custodian for the Company. The Bank shall not surrender possession of Property except upon properly authorized instructions of the Company.

         3. IDENTIFICATION AND SEGREGATION OF ASSETS.
         With respect to Property in the Custody Account:

         (a) The Bank will segregate and identify on its books as belonging to the Company all Property held by the Bank or any other entity authorized to hold Property in accordance with Section 6 hereof.

         (b) The Bank will supply to the Company from time to time as mutually agreed upon a written statement with respect to all of the Company's Property in the Custody Account. The Bank will send to the Company an advice or notification of any transfers of Property to or from the Custody Account. In the absence of the Company's filing in writing with the Bank of exceptions or objections to any such statement within sixty (60) days, the Company shall be deemed to have approved such statement.

         4. STANDARD OF CARE.
         The Bank will exercise the due care expected of a professional custodian for hire with respect to the Securities and other property in its possession and control. Specifically, the Bank will be liable to
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the Company for any loss of Securities and other Property in the Custody
Account resulting from robbery, theft or burglary, while such Securities and other Property are in the Bank's possession and control. In addition, the Bank will be liable to the Company for losses of Securities or other Property in the Custody Account which result from the Bank's negligence or willful misconduct or the negligence or willful misconduct of the Bank. The Bank shall have the burden of proving that it exercised such care in the event of any loss of Securities and other Property. Under no circumstances, however, will the Bank incur liability for any loss of Securities or other Property in the Custody Account resulting from war, insurrection, hurricane, tornado, earthquake, nuclear fission, fusion or radioactivity.

         The Bank is not under any duty to supervise the investments of the Company, or to advise or make any recommendation to the Company with respect to the purchase or sale of any of the Securities or the investment of any funds.

         5. PERFORMANCE BY THE BANK.

         (a) Receipt, Delivery and Disposal of Securities. The Bank shall, or shall instruct any other entity authorized to hold Property in accordance with
Section 6 hereof to, receive or deliver Securities and credit or debit the Company's account, in accordance with properly authorized instructions from the Company. The Bank or such entity shall also receive in custody all stock dividends, rights and similar
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securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Company may direct in properly authorized instructions.

         (b) Trade Execution. The Company may from time to time place orders with the Bank to buy or sell Securities. The Bank and any entity authorized to hold Property in accordance with Section 6 hereof may refer each such order to any broker or sub-agent of its choice, unless otherwise specified, and shall have no liability or responsibility whatsoever for any error, neglect or default of any such broker or sub-agent (in the absence of negligence or willful misconduct by the Bank in the selection of such broker or sub-agent) or for mutilations, interruptions, omissions, errors or delays occurring in the mails, or on the part of any telegraph, cable or wireless company, or any employee of such company, or by reason of any cause beyond its control. In placing such orders, the Company may from time to time place special orders with the Bank which will, as agent, undertake the purchase or sale of the Securities as set out above; provided that if the order is for the purchase or sale of obligations of the United States Government or its agencies, or state or municipal bonds, the Bank may act as principal. The Company hereby agrees, with respect to all purchases, that funds for settlement will be on deposit by the settlement date. Further, the Company agrees to provide specific instructions regarding the deposit or delivery of all such Securities to the Custody Account.
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         (c) Registration.  Securities held hereunder may be registered in the name of the Bank, any entity authorized to hold Property in accordance with
Section 6 hereof, or a nominee of the Bank or any such authorized entity, and the Company shall be informed upon request of all such registrations. The Securities in registered form will be transferred upon request of the Company into such names or registrations as it may specify in properly authorized instructions.

         (d) Cash Accounts. All cash received or held by the Bank as interest, dividends, proceeds from transfer, and other payments for or with respect to the Securities shall be (i) converted and remitted to the Company at the Company's risk; (ii) held in a cash account in accordance with properly authorized instructions received by the Bank; or (iii) if at any future time made available by the Bank to its customers, held in a cash account and transferred at the close of each business day to one or more demand accounts designated by the Company and maintained at the Bank.

         (e) Reports, Records, Affidavits and Access. If the Bank has in place a system for providing telecommunication access or other means of direct access by customers to the Bank's reporting system for Property in the Custody Account, then, at the Company's election, the Bank shall provide the Company with such instructions and passwords as may be necessary in order for the Company to have such direct access through the Company's terminal device. Such direct access shall be restricted
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to information relating to the Custody Account.  Where direct access to such terminal system is requested by the Company, the Company agrees to assume full responsibility for the consequences of the use, including any misuse or unauthorized use of the terminal device, instructions or passwords referred to above and agrees to defend and indemnify the Bank and hold the Bank harmless from and against any and all liabilities, losses, damages, costs, counsel fees, and other expenses of every nature suffered or incurred by the Bank by reason of or in connection with such use by the Company or others of such terminal device, unless such liabilities, losses, damages, costs, counsel fees and other expenses can be shown to be the result of negligent or wrongful acts of the Bank, the Bank's employees or the Bank's agents. Further, where the Company elects to have direct access, the Bank shall provide the Company on each business day a report of the preceding business day's transactions relating to such accounts and of the closing or net balances of each business day. If the Company should not choose to have direct access, the Bank shall provide the Company with such reports of transactions in the Custody Account by such means as may be mutually agreed upon.

          In the event that the Company is required to complete any annual report of the Securities and Exchange Commission, the Bank agrees to maintain records sufficient to verify such information and to furnish the Company, at no charge, with such affidavits as may be required in connection therewith.
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         During the Bank's regular banking hours, upon receipt of reasonable notice from the Company, any officer or employee of the Company, any independent accountant(s) selected by the Company and any person designated by any regulatory authority having jurisdiction over the Company shall be entitled to examine on the Bank's premises, Property held by the Bank on its premises and the Bank's records regarding Property held hereunder deposited with entities authorized to hold Property in accordance with Section 6 hereof, but only upon the Company's furnishing the Bank with properly authorized instructions to that effect, provided, such examination shall be consistent with the Bank's obligations of confidentiality to other parties. The Bank's costs and expenses in facilitating such examinations and providing reasonably requested related reports and documents including, but not limited to, the cost of the Bank of providing personnel in connection with examinations shall be borne by the persons or agencies making such examinations or receiving such reports or documents, provided that such costs and expenses shall not be deemed to include the Bank's costs in providing to the Company; (i) the so-called "single audit report" of the independent certified public accountants engaged by the Bank; and (ii) such reports and documents as this Agreement contemplates that the Bank shall furnish routinely to the Company.

         The Bank shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Bank maintains the physical possession of any of the Property in the Custody Account such
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records of such entity relating to the Custody Account as may be required by the Company or its agents in connection with an internal examination by the Company of its own affairs. Upon a reasonable request from the Company, the Bank shall use its best efforts to furnish to the Company such reports (or portions thereof) of the external auditors of each such entity as relate directly to such entity's system of internal accounting controls applicable to its duties under its agreement with the Bank.

         The Bank shall supply to the Company from time to time, written operational procedures which shall govern the day-to-day operations of the account. Such operating procedures are hereby incorporated herein by reference.

         (f) Voting and Other Action. The Bank will promptly transmit, and will instruct any entities authorized to hold Property in accordance with
Section 6 hereof to transmit, to the Company all financial reports, stockholder communications and notices issued by companies whose Securities are retained in the Custody Account and information relating to exchange or tender offers, from offerors, and all notices, proxies and proxy soliciting materials with respect to the Securities in the Custody Account. Such proxies will be executed by the registered holder if the registered holder is other than the Company, but the manner in which the Securities are to be voted will not be indicated. Specific instructions regarding proxies will be provided when necessary. Neither
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the Bank nor any such entity shall vote any of the Securities or authorize the voting of any Securities or give any consent or take any other action with respect thereto, except as otherwise provided herein, unless ordered to do so by the Company.

         In the event of tender offers, the Company shall mail instructions to the Bank as to the action to be taken with respect thereto or telephone such instructions to its Citibank account administrator at the Bank, designating such instructions as being related to a tender offer. The Company shall deliver to the Bank by 5:00 p.m., New York time on the following calendar day, written confirmation, including telefax, of telephonic instructions provided such telefax must be on the Company's letterhead, signed by an authorized person and receipt by the Bank confirmed promptly. The Company shall hold the Bank harmless from any adverse consequences of the Company's use of any other method of transmitting instructions relating to a tender offer.

         The Company agrees that if it gives an instruction for the performance of an act on the last permissible date of a period established by the tender offer or for the performance of such act or that if it fails to provide next day written confirmation of any oral instruction, the Company shall hold the Bank harmless from any adverse consequences of failing to follow said instructions.

         The Bank is authorized to accept and open in the Company's behalf all mail or communications received by it or directed in its care.
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         (g) Requirements of S.E.C.  The Bank agrees to comply with all applicable requirements to which it is subject under the U.S. federal securities laws and the regulations of the Securities and Exchange Commission as they apply from time to time to custodians of funds and securities of registered investment companies.

         6. AUTHORIZED USE OF U.S. DEPOSITORIES.

         (a) The Company authorizes the Bank, for any Securities held hereunder, to use the services of any United States central securities depository permitted to perform such services for registered investment companies and their custodians under Rule 17f-4 under the Act ("U.S. Depository" or "U.S. Depositories") including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

         (b) The Bank will deposit Securities with a U.S. Depository only in an account which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such U.S. Depository as a special custody account for the exclusive benefit of customers of the Bank.

         7. AUTHORIZATIONS.

         The Bank is authorized to rely and act upon written, signed instructions of those persons as named in a list provided to the Bank from time to time by any two of the Company's officers, listing separately those persons who may authorize the withdrawal of the Securities free of payment, which list will be certified and furnished to the Bank by the Company's secretary. The Company will provide the Bank with authenticated specimen signatures of the persons so authorized.
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         The Bank is further authorized to rely upon any instructions received by any other means and identified as having been given or authorized by any person named to the Bank as authorized to give written instructions, regardless of whether such instructions shall in fact have been authorized or given by any of such persons, provided that the Bank and the Company shall have agreed upon the means of transmission and the method of identification for such instructions. Instructions received by any other means shall include verbal instructions, provided that any verbal instructions shall be promptly confirmed in writing. In the event any instructions, notices or other communication under this Agreement are provided or confirmed via telefax, such telefax must be on the Company's letterhead, signed by an authorized person and receipt by the Bank confirmed promptly. In the event verbal instructions are not subsequently confirmed in writing, as provided above, the Company agrees to hold harmless and without liability for any claims or losses in connection with such verbal instructions. Notwithstanding the above, instructions for the withdrawal of securities "free of payment" shall be sent to you only in writing, manually signed by any two such authorized persons.

         The Company may appoint one or more investment managers ("Investment Managers") with respect to the Custody Account. The Bank is authorized to act upon instructions received from any Investment Manager to the same extent that the Bank would act upon the instructions
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of persons named in the above-mentioned certificate or separate list, provided that the Bank has received copies of the instruments appointing the Investment Managers and written confirmation from the Investment Manager evidencing his acceptance of such appointment.

         If the Company should choose to have a telecommunication or other means of direct access to the Bank's terminal system for Property in the Custody Account, pursuant to paragraph (e) of Section 5, the Bank is also authorized to rely and act upon any instructions received by it through a terminal device, provided that such instructions are accompanied by code words which the Bank has furnished to the Company, or its delegated personnel, by any method mutually agreed to by the Bank and the Company, and which the Bank shall not have then been notified by the Company or any such delegate to cease to recognize, regardless of whether such instructions shall in fact have been given or authorized by the Company or any such person. The Company's delegates shall be named by a certificate provided to the Bank from time to time by the Company's Secretary or an Assistant Secretary.

         8. FEES AND EXPENSES.

         Fees and expenses for the services rendered under this Agreement shall be in accordance with the schedule accepted by the Company and shall be payable as indicated in said schedule.

         9. TAX STATUS.

         The Company is a Maryland corporation having its principal place of business in Wisconsin. Tax Identification Number: 39-1126613.
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         10. TERMINATION.

         Either party may terminate this Agreement upon sixty
(60) days written notice to the other.

         11. CONFIDENTIALITY.

         Subject to the foregoing provisions of this Agreement and subject to any applicable law, the Company and the Bank shall each use best efforts to maintain the confidentiality of matters concerning Property in the Custody Account.

         12. NOTICES AND MISCELLANEOUS.

         All notices and other communications hereunder, except for instructions and reports relating to the Property which are transmitted through the Bank's terminal system for Property in the Custody Account, shall be in writing, telex or telecopy or, if verbal, shall be promptly confirmed in writing, and shall be hand-delivered, telexed, telecopied or mailed by prepaid first-class mail (except that notice of termination, if mailed, shall be by prepaid registered or certified mail) to each party at its address set forth above, if to the Company, marked "Attention ____________________" and if to the Bank, marked "Attention _______________________", or at such other address as each party may give notice of to the other. This Agreement may not be amended except by writing signed by the party against whom enforcement is sought. This Agreement shall not be assignable by either party without the written consent of the other. This Agreement may be executed in several
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counterparts, each of which shall be an original, but all of which shall constitute one of the same instrument. This Agreement contains the entire agreement between the Company and the Bank relating to custody of Property and supersedes all prior agreements on this subject.

         The captions of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         This Agreement shall be governed by and construed according to the laws of the State of New York.

         In witness whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

                                                     CITIBANK, N.A.
Attest:  [SIG]                                       By:         [SIG]
       ---------------                                  ---------------------
                                                     Title: Vice President
                                                           ------------------

                                                     SENTRY FUND, INC.
Attest: /s/E. Fleischauer                            By: /s/Peter P. Trapp
       -------------------                               ---------------------
                                                         Peter P. Trapp

                                                     Title: Chairman of the
                                                            Board and President